Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement listed below of our report on the financial statement of Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan included in the Annual Report on Form 11-K of Coca-Cola Enterprises Inc. for the year ended December 31, 2002:

Registration Statement No. 333-90245 on Form S-8, dated November 3, 1999, as amended

/s/ Banks, Finley, White & Co.

BANKS, FINLEY, WHITE & CO.

Atlanta, Georgia

June 18, 2004

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